DESCRIPTION OF PROVIDENT CAPITAL STOCK

    The following description of material terms of the capital stock of Provident does not purport to be complete and is qualified in its entirety by reference to the Provident certificate of incorporation, which document is incorporated herein by reference as an exhibit to the registration statement of which this document is a part.

AUTHORIZED CAPITAL STOCK

    The authorized capital stock of Provident currently consists of 150 million shares of Provident common stock, par value $1.00 per share, and 25 million shares of preferred stock, par value $1.00 per share, issuable in series. As of the record date for the Provident meeting, there were issued and outstanding 135,643,319 shares of Provident common stock, with an additional 294,151 shares issued and held in treasury. There are no shares of Provident preferred stock outstanding.

PROVIDENT COMMON STOCK

    The holders of Provident common stock are entitled to one vote per share for each share held of record on all matters voted on by stockholders, including the election of directors, and are entitled to participate equally in dividends when and as such dividends may be declared by the Provident board of directors out of funds legally available therefor. As a Delaware corporation, Provident is subject to statutory limitations on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding-up of Provident, holders of Provident common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors (including holders of Provident's indebtedness), all liabilities and the aggregate liquidation preferences of any outstanding shares of Provident preferred stock. The holders of Provident common stock have no conversion, redemption, preemptive or cumulative voting rights. All outstanding shares of Provident common stock are, and the shares of UNUMProvident common stock to be issued in the merger will be, validly issued, fully paid and non-assessable.

    The transfer agent and registrar for Provident common stock is First Chicago Trust Company of New York.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

    Provident is incorporated under the laws of the State of Delaware and, accordingly, the rights of Provident stockholders are governed by the Provident certificate of incorporation, the Provident bylaws and the laws of the State of Delaware. UNUM is also incorporated under the laws of the State of Delaware and, accordingly, the rights of UNUM stockholders are governed by the UNUM certificate of incorporation, the UNUM bylaws and the laws of the State of Delaware.

    As a result of the merger, UNUM stockholders will become stockholders of UNUMProvident and each of the Provident certificate of incorporation and the Provident bylaws will be amended in its entirety. Accordingly, following the merger, the rights of the Provident stockholders and of the UNUM stockholders who become UNUMProvident stockholders in the merger will be governed by the UNUMProvident certificate of incorporation, the UNUMProvident bylaws and the laws of the State of Delaware. The UNUMProvident certificate of incorporation and the UNUMProvident bylaws are attached as Exhibits A-1 and A-2, respectively, to the merger agreement, which is attached as Appendix A to this document.

    Provident and UNUM have agreed that the UNUMProvident certificate of incorporation and the UNUMProvident bylaws will be substantially identical to the current UNUM certificate of incorporation and UNUM bylaws and will differ in material respects from the current Provident certificate of incorporation and Provident bylaws.

COMPARISON OF STOCKHOLDERS' RIGHTS

    Set forth on the following pages is a summary comparison of material differences among the rights of a Provident stockholder under the current Provident certificate of incorporation and Provident bylaws (left column), the rights of a UNUM stockholder under the current UNUM certificate of incorporation and UNUM bylaws (right column), and the rights of a UNUMProvident stockholder following the merger under the UNUMProvident certificate of incorporation and UNUMProvident bylaws (middle column). The summary set forth below is not intended to provide a comprehensive summary of each of such company's governing documents. This summary is qualified in its entirety by reference to the full text of each of such documents. Copies of the Provident certificate of incorporation and Provident bylaws, and the UNUM certificate of incorporation and UNUM bylaws, will be sent to Provident and UNUM stockholders upon request. See "Where You Can Find More Information" on page 144.

      CURRENT PROVIDENT                UNUMPROVIDENT                  CURRENT UNUM

                                       CAPITAL STOCK
                                    AUTHORIZED CAPITAL

150 million shares of common   725 million shares of common   240 million shares of common
stock, par value $1.00 per     stock, par value $.10 per      stock, par value $.10 per
share.                         share.                         share.
25 million shares of           25 million shares of           10 million shares of
preferred stock, par value     preferred stock, par value     preferred stock, par value
$1.00 per share.               $.10 per share.                $.10 per share.
As of May 10, 1999, there      Based on the number of shares  As of May 10, 1999, there
were 135,643,319 shares of     of common stock of Provident   were 139,463,040 shares of
Provident common stock issued  and UNUM issued and            UNUM common stock issued and
and outstanding and 9,027,705  outstanding on May 10, 1999,   outstanding and 10,809,183
shares reserved for issuance.  and the exchange ratio,        shares reserved for issuance.
As of that date, there were    approximately 238,482,663      As of that date, there were
no shares of preferred stock   shares of common stock of      no shares of preferred stock
issued and outstanding and no  UNUMProvident will be issued   issued and outstanding and no
shares were reserved for       and outstanding after          shares were reserved for
issuance.                      completion of the merger.      issuance.
                               Based on the number of shares
                               of common stock of Provident
                               and UNUM reserved for
                               issuance on May 10, 1999, and
                               the exchange ratio,
                               approximately 17,399,408
                               shares of common stock of
                               UNUMProvident will be
                               reserved for issuance after
                               completion of the merger.
                               Based on the number of shares
                               of preferred stock of
                               Provident and UNUM issued and
                               outstanding on May 10, 1999,
                               no shares of preferred stock
                               of UNUMProvident will be
                               issued and outstanding after
                               completion of the merger.

      CURRENT PROVIDENT                UNUMPROVIDENT                  CURRENT UNUM

                                    BOARD OF DIRECTORS
                                      CLASSIFICATION

All directors are elected      Directors are divided into     Directors are divided into
annually.                      three classes. Following the   three classes. Each class
                               initial two annual meetings    serves a three-year term and
                               after the merger, each class   is as nearly equal in size as
                               serves a three-year term.      possible.
                               Each class is as nearly equal
                               in size as possible;
                               PROVIDED, HOWEVER, that until
                               July 1, 2001, any change in
                               the size of the classes of
                               directors will, when a quorum
                               is present, require the
                               affirmative vote of not less
                               than 75% of directors voting
                               at a meeting for which proper
                               notice of the actions taken
                               was duly given.

                                    NUMBER OF DIRECTORS
As fixed by the board of       Not less than three nor more   Not less than three nor more
directors from time to time    than 15, as fixed by the       than 15, as fixed by the
and currently fixed at 12.     board of directors from time   board of directors from time
                               to time and initially 15,      to time and currently fixed
                               seven of whom initially will   at 12.
                               be designated by Provident
                               and eight of whom initially
                               will be designated by UNUM.
                               However, until July 1, 2001,
                               any change in the size of the
                               board of directors will
                               require, when a quorum is
                               present, the affirmative vote
                               of not less than 75% of
                               directors voting at a meeting
                               for which proper notice of
                               the actions taken was duly
                               given.

                                          REMOVAL

Directors may be removed,      Directors may be removed only for cause, and in that event with or without cause, by the  only by the affirmative vote of 80% of the stockholders.
affirmative vote of a
majority of the stockholders.

                         VACANCIES AND NEWLY CREATED DIRECTORSHIPS
Filled by the vote of a        Filled only by a majority of the directors then in office,
majority of the remaining      though less than a quorum, or by the sole remaining
directors or the sole          director.
remaining director.

                                      QUALIFICATIONS

No specific qualifications.    A person who reaches the age   A person who reaches the age
                               of 72 must retire at the end   of 72 must retire at the next
                               of his or her current term.    annual meeting after his or
                                                              her 72nd birthday.

      CURRENT PROVIDENT                UNUMPROVIDENT                  CURRENT UNUM

                                    EXECUTIVE COMMITTEE

The creation of committees is  The creation of committees is  The creation of committees is
permitted; Provident has an    permitted. UNUMProvident will  permitted; however, no
executive committee.           have an Executive Committee    executive committee has been
                               which, among other things,     created.
                               will have the sole power and
                               authority to recommend
                               nominees to the board of
                               directors for election at
                               stockholders meetings and to
                               fill vacancies on the board
                               of directors or any committee
                               thereof. Until July 1, 2001,
                               the Executive Committee will
                               consist of three directors
                               initially designated by UNUM,
                               including the Chief Executive
                               Officer initially serving
                               UNUMProvident who will serve
                               as chairman of the Executive
                               Committee as provided in his
                               employment contract, and
                               three directors initially
                               designated by Provident,
                               including the President
                               initially serving
                               UNUMProvident.

                               SPECIAL MEETINGS OF THE BOARD
May be called by the           May be called by the Chairman  May be called by the
President or by one-third of   of the Board, the Chief        Chairman, the President or by
the board of directors.        Executive Officer, the         any three directors.
                               President or by any three
                               directors.

      CURRENT PROVIDENT                UNUMPROVIDENT                  CURRENT UNUM

                                       STOCKHOLDERS
                           STOCKHOLDER ACTION BY WRITTEN CONSENT

Permitted if all stockholders  Prohibited.                    Prohibited.
give written consent to
taking an action without a
meeting.
                             SPECIAL MEETINGS OF STOCKHOLDERS
Special meetings of            Special meetings of            Special meetings of
stockholders may be called     stockholders may be called by  stockholders may be called by
only by the President, the     the Chairman of the Board,     the Chairman of the board of
board of directors or upon     the Chief Executive Officer    directors, or the President,
the written request of the     or the President, and are to   and are to be called by any
holders of at least 10% of     be called by any such officer  such officer at the request
the votes entitled to be cast  at the request of a majority   of a majority of the board of
on any issue proposed to be    of the board of directors.     directors.
considered at the special
meeting.

                                          VOTING
Elections for the board of     Elections for the board of directors are decided by a
directors are decided by a     plurality of the votes cast.
plurality of the votes cast.   All other questions are decided by a majority of the votes
All other questions are        entitled to be cast by the holders of stock represented and
decided by a majority of the   entitled to vote at a meeting, except as otherwise required
votes cast, except as          by law or applicable stock exchange rules or regulations or
otherwise required by          as otherwise provided in the certificate of incorporation or
Delaware law, or as otherwise  bylaws.
provided in the certificate
of incorporation or bylaws.

      CURRENT PROVIDENT                UNUMPROVIDENT                  CURRENT UNUM

                    STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

                               A stockholder must give notice of director nominations or
For an annual meeting, a       proposals to the Secretary between 60 and 90 days before the
stockholder must give notice   meeting of stockholders, in the case of a notice of director
of director nominations or     nominations, or before the annual meeting of stockholders,
proposals to the Secretary     in the case of proposals. However, if less than 75 days'
between 60 and 90 days prior   notice or prior public disclosure of the date of such
to the first anniversary of    meeting is given to stockholders, such notice must be
the preceding year's annual    received by the 15th day after the day that such notice of meeting. However, if the date  the meeting was mailed or such public disclosure was made.
of the annual meeting is more
than 30 days before or more
than 60 days after such
anniversary, then stockholder
notice must be given not
earlier than the close of
business on the 90th day
prior to such annual meeting
and not later than the later
of:
(a) 60 days prior to such
annual meeting; or
(b) 10 days following the
date on which public
announcement of the date of
such annual meeting is first
made.
Stockholders may also
nominate directors for
election to the board of
directors at a special
meeting of stockholders
called for such purpose by
delivering notice to the
Secretary not earlier than 90
days and not later than the
later of:
(a) 60 days prior to such
special meeting; or
(b) 10 days following the
date on which public
announcement of the date of
such special meeting is first
made.

      CURRENT PROVIDENT                UNUMPROVIDENT                  CURRENT UNUM
                         AMENDMENT OF CERTIFICATE OF INCORPORATION

                               Delaware law requires the board of directors to adopt a
                               resolution setting forth any amendment, to declare its
                               advisability and to call a stockholder meeting to adopt such amendment. Amendment also requires the affirmative vote of a majority of the outstanding stock, except that:
                               (a) 80% of the outstanding voting stock, voting together as a single class, is required for amendment of provisions
                               regarding:
                               - management of the corporation by the directors and the
                                 classification of the board of directors;
Delaware law requires the      - the ability of stockholders to act by written consent; or
board of directors to adopt a  - the power of the board of directors and the stockholders
resolution setting forth any   to amend the bylaws; and
amendment, to declare its      (b) both (1) 80% of the outstanding voting stock, voting
advisability and to call a     together as a single class, and (2) a majority of the
stockholder meeting to adopt   outstanding voting stock beneficially owned by persons other
such amendment. Amendment      than "interested stockholders", as defined in the
also requires the affirmative  certificate of incorporation, if any, voting together as a vote of both:
(a) a majority of the members  single class, is required for amendment of
of the board of directors,     - the provisions regarding "business combinations" with
and
(b) 66 2/3% of the capital
stock, voting together as a      interested stockholders; and
single class.                  - the provisions setting forth the supermajority voting
                                 requirements outlined above;
                               unless such amendment, in the case of either clause (a) or
                               (b) above, is recommended by the board of directors and the board of directors consists of a majority of Continuing
                               Directors.
                               A "Continuing Director" is a member of the board of
                               directors (or his or her successor) who is not an affiliate of an "interested stockholder" and who was a member of the board of directors before the interested stockholder became such.

      CURRENT PROVIDENT                UNUMPROVIDENT                  CURRENT UNUM

                                    AMENDMENT OF BYLAWS

Amendment requires:            Amendment requires the         Amendment requires
- the affirmative vote of      affirmative vote of a          - the affirmative vote of a
  two-thirds of the board of   majority of the board of         majority of the board of
  directors; or                directors. However, until        directors; or
- the affirmative vote of a    July 1, 2001, when a quorum    - the affirmative vote of at
  majority of the shares       is present, the affirmative    least 80% of the votes
  entitled to vote generally   vote of not less than 75% of     entitled to be cast by the
  in the election of           the directors voting at a        holders of all outstanding
  directors or at least        meeting for which proper         shares of voting stock,
  66 2/3% of such shares       notice of the actions taken      voting together as a single
  present and in person or     was duly given is required       class.
  represented by proxy at a    for amendments regarding:
  meeting and entitled to      - any change in size of the
  vote, whichever is less.       board of directors or a
                                 class thereof,
                               - any change in the
                                 composition or power and
                                 authority of the Executive
                                 Committee of the board or
                                 the chairmanship thereof,
                               - any change or amendment to
                                 the bylaws,
                               - any proposals to be
                               submitted to the stockholders
                                 by the board of directors,
                               - any removal of the Chairman
                                 of the Board and Chief
                                 Executive Officer other
                                 than in accordance with his
                                 employment contract or the
                                 President and Chief
                                 Operating Officer other
                                 than in accordance with his
                                 employment contract, in
                                 each case as appointed as
                                 of the effective time of
                                 the merger, and
                               - modification to the
                               provisions of either of the
                                 respective employment
                                 contracts of Messrs. Orr
                                 and Chandler, or any
                                 modification to either of
                                 their respective roles,
                                 duties or authority.
                               Amendment may also be made by
                               the affirmative vote of at
                               least 80% of the votes
                               entitled to be cast by the
                               holders of all outstanding
                               shares of voting stock,
                               voting together as a single
                               class.

      CURRENT PROVIDENT                UNUMPROVIDENT                  CURRENT UNUM

                         TRANSACTIONS WITH INTERESTED STOCKHOLDERS

Provident has elected not to   Generally prohibits certain    Generally prohibits certain
be governed by restrictions    transactions between the       transactions between the
imposed by Delaware law on     company and any 15%            company and any 10%
transactions with interested   stockholder, or any affiliate  stockholder, or any affiliate
stockholders.                  or associate of UNUMProvident  or associate of UNUM who has
                               who has been a 15%             been a 10% stockholder within
                               stockholder within the past    the past two years prior to
                               two years prior to the date    the date in question, unless
                               in question, unless such       such transaction is:
                               transaction is:                (a) approved by the
                               (a) approved by the              affirmative vote of
                                 affirmative vote of            (1) 80% of the voting
                                 (1) 80% of the voting          stock, voting together as a
                                 stock, voting together as a    single class; and
                                 single class; and              (2) a majority of voting
                                 (2) a majority of voting       stock beneficially owned by
                                 stock beneficially owned by    stockholders who are not
                                 stockholders who are not       interested stockholders,
                                 interested stockholders,       voting together as a single
                                 voting together as a single    class; or
                                 class; or                    (b) approved by a majority of
                               (b) approved by a majority of    the Continuing Directors.
                                 the Continuing Directors.

                               Prohibited transactions        Prohibited transactions
                               include:                       include:
                               - mergers and consolidations;  - mergers and consolidations;
                               - certain transfers of         - certain transfers of
                               company assets or securities;  company assets or securities;
                               - liquidation or dissolution;  - liquidation or dissolution;
                               and                            and
                               - reclassification,            - reclassification,
                                 recapitalization or similar    recapitalization or similar
                                 transactions that have the     transactions that have the
                                 effect of increasing the       effect of increasing the
                                 percentage of stock owned      percentage of stock owned
                                 by an interested               by an interested
                                 stockholder.                   stockholder.
                               UNUMProvident also will be     UNUM also is subject to
                               subject to restrictions        restrictions imposed by
                               imposed by Delaware law on     Delaware law on transactions
                               transactions with interested   with interested stockholders.
                               stockholders. These            These restrictions are
                               restrictions are similar to    similar to the restrictions
                               the restrictions described     described above and contained
                               above and contained in the     in the UNUM certificate of
                               UNUMProvident certificate of   incorporation. In order to
                               incorporation. In order to     engage in any transaction
                               engage in any transaction      that is subject to the
                               that is subject to the         provisions of the UNUM
                               provisions of the              certificate of incorporation
                               UNUMProvident certificate of   or such provisions of
                               incorporation or such          Delaware law, the
                               provisions of Delaware law,    requirements of both the UNUM
                               the requirements of both the   certificate of incorporation
                               UNUMProvident certificate of   and Delaware law must be
                               incorporation and Delaware     satisfied.
                               law must be satisfied.

      CURRENT PROVIDENT              UNUMPROVIDENT                  CURRENT UNUM

                                     APPRAISAL RIGHTS

Delaware law provides stockholders of a corporation involved in a merger the right to demand and receive payment in cash of the fair value of their stock in certain mergers. However, such appraisal rights are not available to holders of

     (a) shares (1) listed on a national securities exchange, (2) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc., or
          (3) held by more than 2,000 holders, or

     (b) shares of the surviving corporation in the merger, if the merger did not require the approval of the stockholders of such corporation unless in either case, the holders of such stock are required by the terms of the merger agreement to accept for such stock anything other than

     (a)  shares of stock (or depositary receipts) of the surviving corporation,

     (b) shares of stock (or depositary receipts) of another corporation that, at the effective date of the merger, will be either (1) listed on a national securities exchange, (2) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc., or (3) held of record by more than 2,000 holders,

     (c) cash in lieu of fractional shares or fractional depositary receipts, or

     (d) any combination of the shares of stock, depositary receipts and cash in lieu of fractional shares described in clauses (a) through (c) above.

Unless otherwise provided in the corporation's certificate of incorporation, appraisal rights are not available for a sale of assets or an amendment to the certificate of incorporation. None of the certificates of incorporation of either Provident, UNUM or UNUMProvident provide for appraisal rights under these circumstances.

                            LIMITATION ON BUSINESS TRANSACTIONS

The affirmative vote of        No specific limitations.
66 2/3% of the voting stock,
voting together as a single
class, is required for
approval of certain business
combinations, including:

- mergers, consolidations, or
  share exchanges;
- transfer of substantially
  all of the assets of
  Provident; or
- dissolution or liquidation.

                                    OTHER CONSTITUENTS
  No specific provision.       When considering a business combination or similar
                               transaction, the board of directors, committees, directors and officers may, in the best interests of the company and its stockholders, consider the effects of such business
                               combination or similar transaction upon employees,
                               customers, suppliers and the communities in which the
                               company's offices are located.

   DISCUSSION OF UNUMPROVIDENT CERTIFICATE OF INCORPORATION AND UNUMPROVIDENT
                                     BYLAWS

INCREASE IN AUTHORIZED SHARES

    Provident is currently authorized to issue 150 million shares of Provident common stock and UNUM is currently authorized to issue 240 million shares of UNUM common stock. The UNUMProvident certificate of incorporation provides for an authorized capital stock of 725 million shares of common stock. A vote "FOR" the adoption of the merger agreement by Provident stockholders will also represent a vote in favor of the adoption of the UNUMProvident certificate of incorporation and the increased number of authorized common stock.

    Without the proposed increase in the number of authorized shares of common stock, UNUMProvident will not have sufficient uncommitted authorized but unissued shares of UNUMProvident common stock to issue to UNUM stockholders in the merger. Further, the proposed increase in the number of authorized shares will provide the flexibility needed to meet future corporate objectives and will ensure that, following the issuance of shares in the merger, UNUMProvident retains a sufficient number of shares available for issuance. Maintaining the availability of shares for issuance is advisable to provide UNUMProvident with flexibility to take advantage of opportunities to issue common stock to obtain capital, as consideration for possible acquisitions and for other corporate purposes. There are currently no plans, understandings, agreements or arrangements concerning the issuance of additional shares of UNUMProvident common stock, other than in connection with the merger and employee benefit plans. If any plans, understandings, agreements or arrangements are made concerning the issuance of additional shares, holders of the UNUMProvident common stock outstanding at that time may or may not be given the opportunity to vote upon the issuance of the shares, depending on the nature of the transaction, the law applicable thereto, the applicable rules and regulations of the NYSE and the judgment of the UNUMProvident board of directors as to whether the stockholders should vote on the issuance.

ANTI-TAKEOVER CONSIDERATIONS

    GENERAL

    Provisions of the UNUMProvident certificate of incorporation and the UNUMProvident bylaws, such as those providing for the classified board of directors, the requirement of stockholder action by meeting only, the restrictions on who may call special meetings of the stockholders, and the requirement of an 80% stockholder vote to amend certain provisions of the UNUMProvident certificate of incorporation and to amend the UNUMProvident bylaws, may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of UNUMProvident without negotiation with its board of directors. This would enhance the board of directors' ability to attempt to promote the interests of all of UNUMProvident stockholders. However, to the extent that these provisions make UNUMProvident a less attractive takeover candidate, they may not always be in the best interests of UNUMProvident or its stockholders. None of these provisions is the result of any specific effort by a third party to accumulate securities of UNUMProvident or to obtain control by means of merger, tender offer, solicitation in opposition to management or otherwise.

    CLASSIFIED BOARD AND REMOVAL OF DIRECTORS

    The provisions providing for the classification of the board of directors, which parallel the provisions in the UNUM certificate of incorporation and the UNUM bylaws, will have the effect of making it more difficult to change the overall composition of the UNUMProvident board of directors. At least two stockholders' meetings will be required for stockholders to effect a change in a majority of the UNUMProvident board of directors, as is currently the case with the UNUM board of directors.

    Under Delaware law, unless the certificate of incorporation provides otherwise, directors on a classified board may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election of directors. The provisions of the UNUMProvident certificate of incorporation providing for a classified board of directors do not permit stockholders to remove a director without cause. In addition, the UNUMProvident certificate of incorporation requires an 80% stockholder vote to remove a director for cause. Provident stockholders currently have the right to remove directors at any time without cause.

    Although there has been no problem in the past with the continuity or stability of the Provident board of directors, the parties believe that the longer time required to elect a majority of the UNUMProvident board of directors and the higher stockholder vote requirement to remove a director with cause will help assure continuity and stability in the management of the business and affairs of UNUMProvident after the merger.

    STOCKHOLDER MEETINGS

    The limitation of persons authorized to call a special meeting of the stockholders and the requirement that stockholder action be taken only pursuant to a meeting, which parallel provisions in the UNUM certificate of incorporation and the UNUM bylaws, are intended to ensure that any action taken by the UNUMProvident stockholders is not taken precipitously, and is only taken after giving opportunity for reasoned discussion among the stockholders and the management and directors of UNUMProvident.

    SUPERMAJORITY AMENDMENT PROVISIONS

    The provisions that require the affirmative vote of 80% of the stockholders to amend certain provisions of the UNUMProvident certificate of incorporation and UNUMProvident bylaws, many of which parallel similar stockholder vote requirements in the UNUM certificate of incorporation and the UNUM bylaws, are intended to prevent a large minority of UNUMProvident stockholders from being adversely affected by the amendment of key governance provisions contained in such documents.

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